UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 24, 2009

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Ste 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(208) 556-1181
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year.

As reported by 8-K filed on November 3, 2009, in connection with its reincorporation in the State of Delaware, Atlas Mining Company changed its name to “Applied Minerals, Inc.” (the “Company”) by a Certificate of Merger filed with the Delaware Secretary of State on October 30, 2009.

In connection with the change of name, as of November 24, 2009, the Company’s common stock, which previously traded on the OTC BB under the ticker symbol “ALMI” will trade under the new ticker symbol “AMNL”. Also in connection with the name change, the new CUSIP number of 03823M 100 has been assigned to the Company's common stock.  On November 24, 2009, the Company issued a press release announcing the new ticker symbol. A copy of the Press Release is attached as Exhibit 99.1

Item 8.01	Other Events

The information reported in Item 5.03 above is incorporated herein for all purposes.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 - Press Release dated November 24, 2009

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	November 24, 2009	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
Chief Executive Officer and President